NOTE PURCHASE AGREEMENT


                          DATED AS OF SEPTEMBER 8, 1997


                                 BY AND BETWEEN


                                   SUGEN, INC.


                                       AND


                          DELTA OPPORTUNITY FUND, LTD.





                   5% SENIOR CUSTOM CONVERTIBLE NOTES DUE 2000


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                                PLACEMENT AGENT:

                          DIAZ & ALTSCHUL CAPITAL, LLC





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                                   SUGEN, INC.

                             NOTE PURCHASE AGREEMENT

                   5% SENIOR CUSTOM CONVERTIBLE NOTES DUE 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       DEFINITIONS..........................................................1
2.       PURCHASE AND SALE....................................................6
         (a)  Purchase........................................................6
         (b)  Form of Payment.................................................6
         (c)  Closing.........................................................7
3.       REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE
         BUYER................................................................7
         (a)  Purchase for Investment.........................................7
         (b)  Accredited Investor.............................................7
         (c)  Reoffers and Resales............................................7
         (d)  Company Reliance................................................7
         (e)  Information Provided............................................7
         (f)  Absence of Approvals............................................8
         (g)  Note Purchase Agreement.........................................8
         (h)  Buyer Status....................................................8
4.       REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE
         COMPANY..............................................................8
         (a)  Organization and Authority......................................8
         (b)  Qualifications..................................................8
         (c)  Capitalization..................................................9
         (d)  Material Losses.................................................9
         (e)  Concerning the Shares and the Common Stock......................10
         (f)  Corporate Authorization.........................................10
         (g)  Non-contravention...............................................10
         (h)  Approvals.......................................................11
         (i)  Information Provided............................................11
         (j)  Conduct of Business.............................................11
         (k)  SEC Filings.....................................................11
         (l)  Absence of Certain Proceedings..................................11
         (m)  Liabilities.....................................................12


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1.       (n)  Absence of Certain Changes......................................12
2.       (o)  Intellectual Property...........................................12
         (p)  Internal Accounting Controls....................................12
         (q)  Compliance with Law.............................................12
         (r)  Properties......................................................12
3.       (s)  Labor Relations.................................................13
         (t)  Insurance.......................................................13
         (u)  Tax Matters.....................................................13
         (v)  Investment Company..............................................13
         (w)  Absence of Brokers, Finders, Etc................................13
         (x)  No Solicitation.................................................13
         (y)  Certain Issuances of Securities.................................13
         (z)  Rights Agreement................................................14
5.       CERTAIN COVENANTS....................................................14
         (a)  Transfer Restrictions...........................................14
4.       (b)  Restrictive Legends.............................................14
         (c)  Transfer Agent Agreement........................................15
         (d)  Nasdaq Listing..................................................16
         (e)  Form D..........................................................16
         (f)  State Securities Laws...........................................16
         (g)  Certain Future Financings and Related Actions...................16
         (h)  Limitation on Certain Actions...................................17
         (i)  Use of Proceeds.................................................17
         (j)  Best Efforts....................................................17
         (k)  Debt Obligation.................................................17
6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.......................18
7.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.....................18
8.       REGISTRATION RIGHTS..................................................19
         (a)  Mandatory Registration..........................................19
         (b)  Obligations of the Company......................................20
1.       (c)  Obligations of the Buyer and other Investors....................24
2.       (d)  Rule 144........................................................25
9.       INDEMNIFICATION AND CONTRIBUTION.....................................25
         (a)  Indemnification.................................................25
         (b)  Contribution....................................................26
3.       (c)  Other Rights....................................................27
10.      MISCELLANEOUS........................................................27
         (a)  Governing Law...................................................27
         (b)  Headings........................................................27
         (c)  Severability....................................................27


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4.       (d)  Notices........................................................27
         (e)  Counterparts...................................................27
         (f)  Entire Agreement...............................................27
         (g)  Waiver.........................................................28
         (h)  Amendment......................................................28
         (i)  Further Assurances.............................................28
         (j)  Assignment of Certain Rights and Obligations...................28
         (k)  Expenses.......................................................28
         (l)  Termination....................................................29
         (m)  Survival.......................................................29
         (n)  Public Statements, Press Releases, Etc.........................29
         (o)  Construction...................................................29


SCHEDULES

Schedule 4(c)

ANNEXES
-------

ANNEX I    -  5% Senior Custom Convertible Note due 2000
ANNEX II   -  Joint Escrow Instructions
ANNEX III  -  Transfer Agent Agreement
ANNEX IV   -  Common Stock Purchase Warrant
ANNEX V    -  Opinion of Cooley Godward LLP
ANNEX VI   -  Opinion of Lyon & Lyon LLP
ANNEX VII  -  Instruction to Transfer Agent
ANNEX VIII -  Opinion of Company Counsel to Be Delivered in Connection with
              Effectiveness of the Registration Statement
ANNEX IX   -  Opinion  of  Lyon  &  Lyon  LLP  to Be  Delivered  in
              Connection with Effectiveness of the Registration Statement


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                             NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT, dated as of September 8, 1997 (this "Agreement"), by and between SUGEN, INC., a Delaware corporation, with headquarters located at 351 Galveston Drive, Redwood City, California 94063-4720 (the "Company"), and DELTA OPPORTUNITY FUND, LTD., a British Virgin Islands corporation (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Buyer wishes to purchase from the Company and the Company wishes to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, a promissory note of the Company having the aggregate principal amount set forth on the signature page of this Agreement and which will be convertible into shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section
1) and in connection therewith the Company is to issue to the Buyer warrants to purchase shares of Common Stock;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS.

        (a) As used in this Agreement, the terms "Agreement", "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

        (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

        (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct

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or cause the direction of the  management  and policies of such Person,  whether through the ownership of voting securities or by contract or otherwise.

        "Blackout Period" means the period of up to 20 consecutive Trading Days after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable
Securities as a result of an event or circumstance described in Section 8(b)(5)(A) during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or to supplement the Prospectus; provided, however, that in the case of any Blackout Period which commences prior to the date which is 90 days after the Closing Date the Company shall have determined that public disclosure of such event or circumstance at such time would not be in the best interests of the Company.

        "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

        "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person.

        "Closing Date" means 12:00 noon, New York City time, on September 12, 1997 or such other mutually agreed to time.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

        "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

        "Conversion Notice" means a Notice of Conversion of 5% Senior Custom Convertible Note due 2000 substantially in the form of Exhibit A to the Note.

        "Conversion Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable upon conversion of the Note.

        "Derivative Securities" means puts, calls, options or other derivative securities in respect of the Common Stock.

        "Disclosure Schedule" means the Disclosure Schedule prepared by the Company and furnished to the Buyer prior to the date of execution and delivery of this Agreement by the

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Buyer.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

        "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions.

        "Event of Default" shall have the meaning provided in the Note.

        "Final Maturity Note" means the note of the Company issuable on the maturity date of the Note in the form attached as Exhibit J to Annex I hereto.

        "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

        "Indemnified Person" means each Investor who holds Registrable Securities and each Investor who sells such Registrable Securities in the manner permitted under this Agreement, the directors, if any, of such Investor, the officers, if any, of such Investor, each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus included in the Registration Statement, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act .

        "Inspector" means any attorney, accountant or other agent reasonably acceptable to the Company retained by an Investor for the purposes provided in
Section 8(b)(9).

        "Interest Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on the Note.

        "Investor" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of Section 8 of this Agreement .

        "Joint Escrow Instructions" means the Joint Escrow Instructions attached hereto

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as Annex II.

        "Letter Agreement" means the letter agreement, dated as of the date of this Agreement, between the Company and the Buyer.

        "Margin Stock" shall have the meaning provided in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207).

        "Maturity Date" shall have the meaning provided in the Note.

        "Maximum Share Amount" shall have the meaning provided in the Note.

        "Nasdaq" means the Nasdaq National Market.

        "NASD" means the National Association of Securities Dealers, Inc.

        "1996 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "1933 Act" means the Securities Act of 1933, as amended.

        "Non-Responsive Investor" means an Investor who does not provide the Requested Information to the Company at least one (1) Business Day prior to the filing of the Registration Statement.

        "Note" means the 5% Senior Custom Convertible Note due 2000 of the Company in the form of Annex I to this Agreement.

        "Other Notes" shall have the meaning provided in the Note (including any information or documents incorporated therein by reference).

        "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, government, governmental agency or political subdivision.

        "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Stock).

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        "Prospectus"  means  the  prospectus  forming  part of the  Registration
Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto.

        "Purchase Price" means the purchase price for the Note set forth on the signature page of this Agreement.

        "Questionnaire" means the Prospective Purchaser Questionnaire completed by the Buyer.

        "Permitted Transferee" means any person who is (1) an "accredited investor" as defined in Regulation D under the 1933 Act and (2) a Person which
(A) has the same investment adviser as an Investor of the holder of any of the Other Notes, (B) has an investment adviser which is under common control with the investment adviser to an Investor or the holder of any of the Other Notes or
(C) is an Affiliate of any Investor or the holder of any Other Note.

        "Record" means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8(b)(9).

        "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

        "Registrable Securities" means the Shares and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Company or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

        "Registration Period" means the period from the SEC Effective Date to the earlier of (i) the date which is three years after the Closing Date (or, if (x) the Note shall have been fully converted into shares of Common Stock, (y) the Maturity Date shall have occurred or (z) the Note shall no longer remain outstanding, such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period) and (ii) the date on which the Investors no longer own any Registrable Securities.

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        "Registration  Statement" means a registration  statement on Form S-3 of
the  Company   under  the  1933  Act  which  names  the   Investors  as  selling
stockholders.

        "Regulation D" means Regulation D under the 1933 Act.

        "Repurchase Event" shall have the meaning provided in the Note.

        "Requested Information" means the information the Company requires from each Investor in connection with the preparation of the Registration Statement.

        "Rights Agreement" means the Rights Agreement, dated as of August 1, 1995, by and between the Company and Boston EquiServe, as Rights Agent.

        "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

        "Rule 144" means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell securities of the Company to the public without registration under the 1933 Act.

        "SEC" means the Securities and Exchange Commission.

        "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

        "SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

        "SEC Reports" means the 1996 10-K, the Company's definitive Proxy Statement for its 1997 Annual Meeting of Stockholders, and all other periodic and other reports filed by the Company with the SEC pursuant to the 1934 Act subsequent to December 31, 1996 and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

        "Securities" means, collectively, the Note, the Final Maturity Note, the Shares and the Warrants.

        "Shares" means the Conversion Shares, the Interest Shares and the Warrant Shares.

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        "Subsidiary"  means any  corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

        "Trading Day" means at any time a day on which any of a national securities exchange, Nasdaq or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

        "Trading Price" shall have the meaning provided in the Note.

        "Transaction  Documents"  means,   collectively,   this  Agreement,  the
Securities, the Transfer Agent Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

        "Transfer Agent" means BankBoston, N.A., or any successor thereof, serving as transfer agent and registrar for the Common Stock, conversion agent for the Note and exercise agent for the Warrants.

        "Transfer Agent Agreement" means the Transfer Agent Agreement among the Company, the Transfer Agent, the Buyer and the purchasers of the Other Notes, in substantially the form attached hereto as Annex III.

        "Violation" means

        (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

        (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

        (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

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        (iv) any breach or alleged  breach by any Person other than the Buyer of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

        "Warrants" means Common Stock Purchase Warrants in the form attached hereto as Annex IV initially entitling the holder to purchase the number of shares of Common Stock determined in accordance with Section 2(a).

        "Warrant Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable upon exercise of the Warrants.

        2. PURCHASE AND SALE; PURCHASE PRICE.

        (a) Purchase. The Buyer hereby agrees to purchase, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the Note in the principal amount set forth on the signature page of this Agreement and having the terms and conditions as set forth in the form of the Note attached hereto as Annex I for the Purchase Price. In connection with the purchase of the Note by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date Warrants initially entitling the holder to purchase fifteen shares of Common Stock for each $1,000 principal amount of the Note.

        (b) Form of Payment. Within three Business Days after the date the Company and the Buyer execute and deliver this Agreement, one to the other, the Buyer shall deposit an amount equal to the Purchase Price in escrow by delivering funds in United States Dollars in the amount of the Purchase Price to the Escrow Agent identified in the Joint Escrow Instructions against delivery by the Company of the Note and the Warrants, each duly executed on behalf of the Company, to the Escrow Agent. Delivery of the Purchase Price to the Escrow Agent shall be made by wire transfer of funds to:

        Citibank, N.A.
        153 East 53rd Street
        New York, New York  10043
        ABA#021000089

        For credit to A/C#37179446
        For credit to the account of Brian W. Pusch Attorney Escrow Account
        Reference:  SUGEN/Delta

By signing this Agreement, the Buyer and the Company agree to all of the terms and conditions of, and become parties to, the Joint Escrow Instructions, all of the provisions of which are

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incorporated herein by this reference as if set forth in full.

        (c) Closing. The issuance and sale of the Note and the issuance of the Warrants shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, the Company shall issue and deliver to the Buyer the Note and the Warrants against payment by the Buyer to the Company of an amount equal to the Purchase Price. Such delivery and payment shall be effected by simultaneous release of the Notes, the Warrants and an amount equal to the Purchase Price pursuant to the Joint Escrow Instructions.

        3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.

        The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

        (a) Purchase for Investment. The Buyer is purchasing the Note and acquiring the Warrants for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; the Buyer will acquire any Shares issued to the Buyer prior to the SEC Effective Date for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to the SEC Effective Date; and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom;

        (b) Accredited Investor. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3) thereof;

        (c) Reoffers and Resales. The Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act;

        (d) Company Reliance. The Buyer understands that (1) the Note is being offered and sold and the Warrants are being issued to the Buyer, (2) the Shares and the Final Maturity Note are being offered to the Buyer, (3) upon conversion of the Note, the Conversion Shares will be issued to the Buyer, (4) the Interest Shares will be issued to the Buyer and (5) upon exercise of the Warrants, the Warrant Shares will be sold to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act,

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


including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Questionnaire, a true and accurate copy of which has been delivered by the Buyer to the Company, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities; and the information with respect to the Buyer set forth in the Questionnaire is accurate and complete in all material respects;

        (e) Information Provided. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Note and the offer and, upon conversion of the Note, sale of the Shares deemed relevant by them; the Buyer and its advisors have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports and the Disclosure Schedule; in connection with its decision to purchase the Note and to acquire the Warrants, the Buyer has relied solely upon the SEC Reports, the Disclosure Schedule, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Note is being made to the Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Note and to acquire the Warrants);

        (f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities; and

        (g) Note  Purchase  Agreement.  The  Buyer has all  requisite  power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

        (h) Buyer Status. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

        4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

        The Company represents and warrants to the Buyer that the following matters are true and correct on the date of execution and delivery of this Agreement and will be true and correct on the Closing Date, and the Company covenants and agrees with the Buyer as follows:

        (a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company has no Subsidiaries.

        (b) Qualifications. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (c)  Capitalization.  The authorized  capital of the Company consists of
(a) 30,000,000 shares of Common Stock, of which 13,132,738 shares were outstanding on September 5, 1997 and (b) 20,000,000 shares of Preferred Stock, $.01 par value, of which 300,000 shares have been designated Series A Junior Participating Preferred Stock, none of which is outstanding; from September 5, 1997 to the Closing Date there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares issued upon exercise of options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company's stock option plans in effect on the date of this Agreement) and (y) no issuance of shares of preferred stock of the Company. The 1996 10-K discloses as of December 31, 1996 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from December 31, 1996 to the date hereof there has been, and to the Closing Date there will be, no material change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement and except as disclosed in the SEC Reports. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company; and, immediately following the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Note, the Other Notes, the Warrants and the warrants issuable to the purchasers of the Other Notes, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights and stock option and similar plans (excluding the Note, the Other Notes, the Warrants and the warrants to be issued to the purchasers of the Other Notes) will be 2,941,442. No antidilution adjustment will occur with respect to any outstanding class or series of securities of the Company, by reason of issuance or conversion of the Note or the Other Notes or the issuance or exercise of the Warrants or the warrants to be issued to the purchasers of the Other Notes except as set forth on Schedule 4(c). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights have been duly authorized by the Company. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder. None of the outstanding shares of capital stock and options, warrants and other rights to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of capital stock of the Company and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

        (d) Material Losses. Since the date as of which information is given in the 1996 10-K or the June 1997 10-Q, the Company has not sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (e) Concerning the Shares and the Common Stock. The Shares have been duly authorized and the Conversion Shares, when issued upon conversion of the Note, the Interest Shares, when issued in payment of interest on the Note, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares, the Note or the Warrants. The Company has duly reserved 262,500 shares of Common Stock as the Warrant Shares and for issuance upon exercise of the warrants issuable to the purchasers of the Other Notes and 1,930,000 shares of Common Stock for issuance upon conversion of the Notes and the Other Notes, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Note, as long as the Note may be converted, and pursuant to the Warrants, so long as the Warrants are outstanding. The Board of Directors has authorized officers of the Company to reserve from time to time additional shares of Common Stock for issuance upon conversion of the Note up to the Maximum Share Amount. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1995 by the NASD of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason why the Shares will not be eligible for listing on Nasdaq.

        (f) Corporate Authorization. This Agreement and the other Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Transfer Agent Agreement will be, when duly executed and delivered by the Company and the Transfer Agent, and the Note, the Final Maturity Note and the Warrants will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

        (g) Non-contravention. The execution and delivery of this Agreement, the Transfer Agent Agreement, the Note, the Final Maturity Note and the Warrants by the Company and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by this Agreement, the Transfer Agent Agreement, the Note, the Final Maturity Note and the Warrants do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company to make use thereof.

        (h) Approvals. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement, the Transfer Agent Agreement, the Note, the Final Maturity Note and the Warrants and the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Note and the Warrants, other than (1) listing of the Shares on Nasdaq, (2) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (3) as may be required under applicable state securities or "blue sky" laws, and (4) filing of one or more Forms D with respect to the Securities as required under Regulation D.

        (i) Information Provided. The written information provided by or on behalf of the Company to the Buyer and referred to in Section 3(e) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(i), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(i) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

        (j) Conduct of Business. Except as set forth in the SEC Reports, since December 31, 1996, the Company has not (i) incurred any material obligation or liability

(absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute a Repurchase Event. Except as disclosed in the SEC Reports, the Company owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (k) SEC Filings. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since January 1, 1994. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Shares by the Buyer and any other Investor.

        (l) Absence of Certain Proceedings. Except as described in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by this Agreement or any of the other Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the SEC Effective Date except as set forth in the Disclosure Schedule; and to the best of the Company's knowledge there is not pending or contemplated, and there has been no, investigation by the SEC involving the Company or any current director or officer of the Company.

        (m) Liabilities. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, the Company has no material (individually or in the aggregate) liability, debt or obligation whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1996, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of its business and as set forth in the SEC Reports.

        (n) Absence of Certain Changes. Since December 31, 1996, there has been no material adverse change in the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge, prospects of the Company, except as disclosed in the SEC Reports.

        (o) Intellectual Property. Except as disclosed in the SEC Reports, the Company (1) to its knowledge after reasonable investigation for the purposes hereof, owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Reports or owned or used by it or which are necessary for the conduct of its business, except for failure to own or possess any such rights as would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, and (2) has no reason to believe, and is not aware of any claim, that the conduct of its business will conflict with any such rights of others which conflict or claim is material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

        (p) Internal Accounting Controls. The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

        (q) Compliance with Law. To the best of the Company's knowledge, the Company is not in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

        (r) Properties. Except as disclosed in the Disclosure Schedule, the Company has good title to all property real and personal (tangible and intangible) and other assets owned by it which are individually or in the aggregate material to the Company, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company. To the best of the Company's knowledge, the leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made by the Company. The Company has not received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

        (s) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

        (t) Insurance. The Company maintains insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties.

        (u) Tax Matters. The Company has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a material adverse effect on the business, properties, operations, conditions (financial or other), results of operations, or prospects of the Company.

        (v) Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

        (w) Absence of Brokers, Finders, Etc.; No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement other than Diaz & Altschul Capital, LLC, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by such entity or any other Person for any such commission, fee or other compensation.

        (x) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Notes (other than Diaz & Altschul Capital, LLC with respect to the Notes) or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

        (y) Certain Issuances of Securities. The Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which are subject to Section 4460(i)(1)(D) of the rules of the NASD and which would be integrated with the sale of the Note to the Buyer or the issuance of Conversion Shares upon conversion thereof or the issuance of the Interest Shares in payment of interest thereon for purposes of such Section 4460(i)(1)(D).

        (z) Rights Agreement. Assuming that the Buyer does not hold any shares of Common Stock other than as acquired pursuant to this Agreement or upon conversion of the Note and exercise of the Warrants, and subject to the limitations on the number of shares of Common Stock that may be held by the Buyer contained therein, the execution and delivery of this Agreement by the Company, the issuance of the Note and the Warrants as contemplated by this Agreement, the issuance of the Shares upon conversion of the Note and exercise of the Warrants and the other transactions contemplated by this Agreement and the other Transaction Documents will not result in the Buyer becoming an Acquiring Person, as defined in the Rights Agreement; and the holders of the Note and the Warrants will be entitled, with respect to the Shares, to the benefits available to the holders of Common Stock under the Rights Agreement.

        5. CERTAIN COVENANTS.

        (a) Transfer Restrictions. The Buyer acknowledges and agrees that (1) the Note and the Warrants to be issued to it hereunder and the Final Maturity Note which may be issued pursuant to the Note have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Note, the Warrants and the Final Maturity Note may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note, the Warrants or the Final Maturity Note to be transferred may be transferred without such registration; (2) no sale, assignment or other transfer of the Note, the Warrants or the Final Maturity Note or any interest therein may be made except in accordance with the terms thereof to a Permitted Transferee;
(3) the Shares are not transferable in the absence of registration under the 1933 Act and applicable state securities laws, or applicable exemptions therefrom; (4) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (5) the Company is under no obligation to register the Securities (other than registration of the resale of the Shares in accordance with Section 8) under the 1933 Act or, except as provided in Section 8, to comply with the terms and conditions of any exemption thereunder. The Buyer may not transfer the Shares in a transaction which does not constitute a transfer thereof pursuant to the Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the Prospectus forming part of the Registration Statement unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Shares may be transferred without registration under the 1933 Act.

        (b) Restrictive Legends.

        (1) The Buyer acknowledges and agrees that the Note shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Note):

     This Note has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. The issuance to the holder of this Note of the shares of Common Stock issuable upon conversion of this Note and in payment of interest on this Note are not covered by a registration statement under the 1933 Act or registration under state securities laws. This Note has been acquired, and such shares must be acquired, for investment only and may not be sold, transferred or assigned in the absence of registration of the resale thereof under the 1933 Act or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required.

        (2) The Buyer further  acknowledges  and agrees that the Warrants  shall
bear  a  restrictive   legend  in  substantially   the  following  form  (and  a
stop-transfer order may be placed
against transfer of the Warrants):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

        (3) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by
Section 8, the certificates for the Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

        (4) Once the Registration Statement required to be filed by the Company pursuant to Section 8 has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Shares issued prior to the SEC Effective Date which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Conversion Shares issued on conversion of the Note or Interest Shares issued in payment of interest on the Note or on any Warrant
Shares issued upon exercise of the Warrants or impose any stop-transfer restriction thereon.

        (c) Transfer Agent Agreement. Promptly following the execution and delivery of this Agreement and the delivery by the Buyer of the Purchase Price in accordance with Section 2(b) hereof, and in any event prior to the Closing Date, the Company will (1) irrevocably instruct the Transfer Agent, pursuant to the Transfer Agent Agreement substantially in the form attached hereto as Annex III, to issue certificates for the Conversion Shares from time to time upon conversion of the Note in such amounts as specified from time to time to the Company and the Transfer Agent in the Conversion Notice surrendered in connection with each such conversion and (2) appoint the Transfer Agent the issuing agent for the Note. The Company agrees to enter into the Transfer Agent Agreement substantially in the form attached hereto as Annex III on or prior to the Closing Date. The certificates for the Shares shall be registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Note or exercise of the Warrants, as the case may be. The Company warrants that except as provided in the Transfer Agent Agreement no instruction other than (x) such instructions referred to in this Section 5(c), (y) stop transfer instructions to give effect to Section 5(a) hereof prior to registration of the resale of the Shares under the 1933 Act and (z) the instructions required by Section 8(b)(12) will be given by the Company to the Transfer Agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Note and the Warrants. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with the last sentence of Section 5(a) is not required under the 1933 Act, the Company shall permit the transfer of such shares and promptly, but in no event later than three days after receipt of such opinion, instruct the Transfer Agent to issue upon transfer one or more share certificates in such names and in such denominations as specified by the Buyer. Nothing in this Section 5(c) shall limit the obligations of the Company under
Section 8(b)(12).

        (d) Nasdaq Listing; Reporting Status. Not later than the Business Day following the Closing Date, the Company will file with Nasdaq an application or other document required by Nasdaq for the listing of the Shares with Nasdaq and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any portion of the Note or the Warrants or any Shares, the Company will use its best efforts to maintain the listing of the Common Stock on Nasdaq or another national securities exchange. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. So long as the Buyer owns the Note or any Shares, the Company shall furnish to the Buyer copies of all reports and other information filed by the Company with the SEC pursuant to Sections 13, 14(a), 14(c) and 15(d) of the 1934 Act promptly, but in no event later than ten days, after the same are filed with the SEC.

        (e) Form D. The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

        (f) State Securities Laws. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Note for sale to the Buyer pursuant to this Agreement, the Warrants for issuance to the Buyer pursuant to this Agreement and the Shares for sale upon conversion of the Note or exercise of the Warrants, as the case may be, under such of the securities laws of jurisdictions in the United States as shall be applicable to the sale of the Note to the Buyer pursuant to this Agreement and issuance of the Shares upon conversion of the Note or exercise of the Warrants, as the case may be. Prior to the issuance of the Final Maturity Note, the Company shall take such actions under applicable state securities laws as shall be necessary to qualify, or to obtain an exemption for, the Final Maturity Note under such laws. In connection with the foregoing obligations of the Company in this Section 5(g), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5(g), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

        (g) Certain Future Financings and Related Actions.

        (1) The Company shall not issue any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any equity securities of the Company which would, for purposes of Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof), be integrated with the sale of the Note and the issuance of Shares upon conversion of, or in payment of interest on, the Note.

        (2) The Company shall not offer, sell, contract to sell or issue (or engage any Person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the market price of the Common Stock during the period from the date of this Agreement to the date on which the Registration Statement shall have been effective with the SEC and available for use by the selling stockholders named therein for 90 consecutive days; provided, however, that nothing in this Section 5(g)(2) shall prohibit the Company from issuing securities (w) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (x) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement, (y) pursuant to a public offering underwritten on a firm commitment basis registered under the 1933 Act or (z) as part of a transaction involving a strategic alliance, collaboration, joint venture, partnership or other similar arrangement of the Company with another corporation, partnership or other business entity which is engaged in a business similar to or related to the business of the Company, so long as in the case of this clause (z) the Board of Directors by resolution duly adopted (and a copy of which shall be furnished to the Buyer promptly after adoption) determines that such issuance is fair to the holders of each class and series of capital stock of the Company and to the Buyer in respect of its equity interest in the Company that is represented by the Note and the Warrants; and provided further, however, that for purposes of computing such 90-day period, any day on which a Blackout Period is in effect in accordance with Section 8(b)(5)(B) shall be deemed a day on which the Registration Statement is effective with the SEC and available for use by the selling stockholders named therein.

        (h) Limitation on Certain Actions. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Note, the Company (1) shall comply with Article III of the Note as if the Note were outstanding, (2) shall not take any action which, if the Note were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or
(B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

        (i) Use of Proceeds. The Company represents and agrees that: (1) it does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"); (2) the proceeds of sale of the Note will be used for general working capital purposes and in the operation of the Company's business; (3) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation G; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

        (j) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Note set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

        (k) Debt Obligation. So long as any portion of the Note is outstanding, the Company shall cause its books, records and financial statements to reflect the Note as a debt of the Company in its unpaid principal amount and, whenever appropriate, as a valid senior debt obligation of the Company for money borrowed.

        6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

        The Buyer understands that the Company's obligation to sell the Note and issue the Warrants to the Buyer pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

        (a) The delivery by the Buyer to the Escrow Agent of an amount equal to the Purchase Price;

        (b) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

        (c) The representations and warranties of the Buyer contained in this Agreement and in the Questionnaire shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer required to be performed by the Buyer on or before the Closing Date; and

        (d) No event which, if the Note were outstanding, (1) would constitute an Event of Default or, with the giving of notice of the passage of time or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or, with the giving of notice or the lapse of time or both, would constitute a Repurchase Event shall have occurred and be continuing unless the Buyer shall have waived in writing such (and only such) Event of Default or Repurchase Event, as the case may be, and the rights of the Buyer under the Note with respect to such (and only such) Event of Default or Repurchase Event, as the case may be.

        7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

        The Company understands that the Buyer's obligation to purchase the Note and acquire the Warrants is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

        (a) Delivery by the Company to the Escrow Agent of the Note and the Warrants in accordance with this Agreement;

        (b) The Transfer Agent shall have executed and delivered the Transfer Agent Agreement;

        (c) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

        (d) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and, except for the approvals referred to in clauses (1)-(4) of Section 4(h), which shall have been obtained, shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

        (e) No event which, if the Note were outstanding, (1) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or, with the giving of notice or the lapse of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

        (f) The Company shall have delivered to the Buyer its certificate, dated the Closing Date, duly executed by its Chief Executive Officer to the effect set forth in subparagraphs (c), (d), and (e) of this Section 7;

        (g) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Buyer;

        (h) On the Closing Date, the Buyer shall have received an opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of Annex V attached hereto;

        (i) On the Closing Date, the Buyer shall have received an opinion of Lyon & Lyon LLP, special counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of Annex VI attached hereto; and

        (j) On the Closing Date, (i) trading in securities on the New York Stock

Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities.

        8. REGISTRATION RIGHTS.

        (a) Mandatory Registration.

        (1) The Company shall prepare and, on or prior to the date which is 30 days after the Closing Date, file with the SEC a Registration Statement on Form S-3 which on the SEC Filing Date covers the resale by the Buyer of a number of shares of Common Stock equal to (A) at least the number of Conversion Shares issuable to the Buyer under the Note, determined as if the Note, together with accrued and unpaid interest, were converted in full (determined without regard to the limitation in the second sentence of Section 2.1 of the Note) on the SEC Filing Date and as if the Note were convertible on the SEC Filing Date, (B) at least 100% of the Warrant Shares issuable to the Buyer and (C) such additional number of shares of Common Stock as the Company shall in its discretion determine to register in connection with the issuance of the Interest Shares, as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note to prevent dilution resulting from stock splits, stock dividends or similar transactions. If, notwithstanding Rule 416 under the 1933 Act, the Registration Statement is not deemed to cover such indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Note based on changes from time to time in the conversion price thereof such that at any time the number of shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 8(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted portion of the Note (after taking into account any redemptions pursuant to Section 2.4(b) of the Note), then promptly, but in no event later than 20 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 (which shall not constitute a post-effective amendment to the Registration Statement filed pursuant to the first sentence of this Section 8(a)) covering such number of shares of Common Stock as shall be sufficient to permit such conversion; provided, however, that nothing in this Section 8(a) shall limit the rights of the holder of the Note to have all or a portion of the Note redeemed pursuant to Section 2.4(b) of the Note. For all purposes of this Agreement such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to this Section 8(a), and the Company and the Investors shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Company pursuant to this Section 8(a).

        (2) Prior to the SEC Effective Date and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

        (b) Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

        (1) use its best efforts to cause the Registration Statement referred to in Section 8(a) to become effective as promptly as possible after the Closing Date, and keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request; provided, however, that if the Company determines that a development which has not been publicly disclosed and which occurred subsequent to the date of execution and delivery of this Agreement and prior to the SEC Effective Date would require public disclosure prior to the Registration Statement being declared effective and that such public disclosure at such time would not be in the best interests of the Company, the Company may refrain from making such public disclosure for up to an aggregate of 20 Trading Days (whether or not consecutive), but in no event beyond the date which is 85 days after the Closing Date and by so refraining from making such public disclosure the Company shall not be deemed to have failed to use its best efforts and in connection therewith the Company shall not be obligated to submit an acceleration request for the Registration Statement during the period the Company refrains from making such public disclosure in accordance with this proviso. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

        (2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

        (3) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, (2) each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Buyer hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9) and (3) such number of copies of a Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

        (4) subject to Section 8(b)(5), use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

        (5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of an event or circumstance of which the Company has knowledge, (x) as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor of new or additional information about an Investor or its intended plan of distribution of its Shares, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

        (B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that the aggregate number of Trading Days on which any Blackout Period is in effect may not exceed 60 Trading Days (whether or not consecutive) during the period from the date which is 90 days after the Closing Date to the Maturity Date, of which not more than 20 such Trading Days (whether or not consecutive) may occur during the period commencing on the date which is 90 days after the Closing Date and ending on the first anniversary of the date which is 90 days after the Closing Date; provided further, however, that the number of Trading Days in which any Blackout Period is in effect during the period of 50 Trading Days commencing on the date which is 90 days after the Closing Date shall not exceed ten Trading Days; and provided further, however, that no Blackout Period may commence within 40 Trading Days after the end of an earlier Blackout Period;

        (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

        (7) permit the Investors who hold Registrable Securities being included in the Registration Statement, at such Investors' sole cost and expense (except as otherwise specifically provided in Section 10(k)) to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least three Business Days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC; provided, however, that all comments by such Investors shall be given to the Law Offices of Brian W Pusch (or such other counsel as designated by Investors who hold a majority in interest of the Registrable Securities proposed to be offered) to convey to the Company;

        (8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

        (9) make available for inspection by any Investor and any Inspectors retained by any such Investor at such Investor's sole expense, all Records as shall be reasonably necessary to enable each Investor to exercise its due diligence responsibility with respect to Section 11 of the 1933 Act as it relates to the Registration Statement or any amendment thereof, and cause the Company's officers to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement; provided further, however, that each Investor understands that in the course of exercising the rights provided in this Section 8(b)(9) such Investor may come into possession of material non-public information about the Company and that by reason of the requirements of the 1934 Act any such Investor who possesses such material non-public information may be restricted in making purchases and sales of the Common Stock unless such information has been publicly disclosed. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 8(b)(9). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

        (10) use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed on Nasdaq or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

        (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the SEC Effective Date;

        (12) cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, (i) to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as Annex VII and (ii) to the Investors whose Registrable Securities are included in such Registration Statement and, if required by the Transfer Agent, to the Transfer Agent opinions of counsel, in the forms attached hereto as Annex VIII and Annex IX; and

        (13) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act.

        (c) Obligations of the Buyer and other Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

        (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least four (4) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the Requested Information if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one (1) Business Day prior to the SEC Filing Date the Company has not received the Requested Information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

        (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

        (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

        (4) Each  Investor  acknowledges  that  during  the times  specified  in
Section 8(b)(5) or 8(b)(6) the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus in accordance with

Section 8(b)(5) or 8(b)(6) during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus;

        (5) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct its broker or brokers to deliver the Prospectus to the purchaser or purchasers in connection with such sale, shall supply copies of such Prospectus to such broker or brokers (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale; and

        (6) Each Investor agrees to notify the Company promptly after the event of the completion of the sale by such Investor of all Registrable Securities to be sold by such Investor pursuant to the Registration Statement.

        (d) Rule 144. With a view to making available to the Investors the benefits of Rule 144, the Company agrees to:

        (1) to promptly furnish to each Investor so long as such Investor owns Registrable Securities, such information as may be necessary to permit the Investors to sell Registrable Securities pursuant to Rule 144 without registration; and

        (2) if at any time the Company is not required to file such reports with the SEC under Sections 13 or 15(d) of the 1934 Act, to use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

        9. INDEMNIFICATION AND CONTRIBUTION.

        (a) Indemnification.

        (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 8(b)(3) hereof; and (II) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company and
(III) an Indemnified Person with respect to a Claim which arises solely from the failure of such Indemnified Person to comply in any material respect with
Section 8(c)(4) or 8(c)(5). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

        (2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of a Claim as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented.

        (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons hereunder and one separate counsel in each jurisdiction in which a claim is pending or threatened. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

        (b) Contribution. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

        (c) Other Rights. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

        10. MISCELLANEOUS.

        (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

        (b) Headings. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        (c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

        (d) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature  page of this  Agreement  or such other  address  (or  telephone  line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice should be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Vice President, Finance (telephone line facsimile number (650) 306-4016), and a copy shall also be given to: Cooley Godward LLP, 3000 El Camino Real, Five Palo Alto Square, Palo Alto, California 94306, Attention: Brian C. Cunningham, Esq. (telephone line facsimile transmission number (650) 857-0663), and in the case of any notice to the Buyer, a copy shall be given to: Law Offices of Brian W. Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055), in each case with a copy to: Diaz & Altschul Capital, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10022 (telephone line facsimile transmission number (212) 751-5757).

        (e) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

        (f) Entire Agreement; Benefit. This Agreement, including the Annexes, Schedule and Disclosure Schedule, and the Letter Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, including the Annexes, Schedule and Disclosure Schedule, and the Letter Agreement supersede all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the Letter Agreement and the terms and provisions hereof and thereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns.

        (g) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

        (h) Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

        (i) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

        (j) Assignment of Certain Rights and Obligations. The rights of an Investor under Sections 5(a), 5(b), 8 and 9 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Note or the Warrants) who is a Permitted Transferee only if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer, furnished with notice of (A) the name and address of such transferee and (B) the securities with respect to which such rights and obligations are being transferred, (3) immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8 and 9 hereof and (5) immediately after such transfer such transferee holds at least 50,000 shares of Common Stock or a portion (which, if applicable, may be all) of the Notes and/or Warrants which at the time of such transfer is convertible into or exercisable for 50,000 shares of Common Stock (or any combination thereof) or such lesser amount into which the Note is convertible at the time of such transfer. Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8 and 9 of this Agreement as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement and related Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred.

        (k) Expenses. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company but excluding (a) fees and expenses of investment bankers retained by any Investor, (b) brokerage commissions incurred by any Investor and (c) fees and disbursements of counsel for the Investors. The Company shall pay on demand all expenses incurred by the Buyer, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with, (1) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (2) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer. Except as otherwise provided in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

        (l) Termination. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

        (1) the Company shall have failed, refused, or been unable at or prior to the

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


date of such termination of this Agreement to perform any of its obligations hereunder;

        (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

        (3) the closing shall not have occurred on a Closing Date on or before September 25, 1997, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

        (m) Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and delivery of and payment for the Note and issuance of the Warrants, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

        (n) Public Statements, Press Releases, Etc.; The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933 Act and the rules and regulations promulgated thereunder (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

        (o) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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


        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first set forth above.


Principal Amount: $

Purchase Price:   $


                                             SUGEN, INC.


                                             By:  ______________________________
                                                 Name:
                                                 Title:


                                             DELTA OPPORTUNITY FUND, LTD.



                                             By ________________________________
                                                 Name:
                                                 Title:

                                             Address:
                                                  c/o International Fund
                                                  Administration, Ltd.
                                                  Suite 464
                                                  48 Par La Ville Road
                                                  Hamilton HM11
                                                  Bermuda

                                             Facsimile No.:  (441) 295-9637


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